UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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PNM RESOURCES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PNM Resources, Inc.
414 Silver Avenue. SW
Albuquerque, NM 87102-3289

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location (the “Notice”) relates to the Proxy Statement (the “Proxy Statement”) of PNM Resources, Inc. (the “Company”), dated March 31, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020, at 9:00 a.m. Mountain Daylight Time. This Notice is being filed with the Securities and Exchange Commission as definitive additional soliciting materials and is being made available to shareholders on or about April 14, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2020 AT 9:00 A.M. MOUNTAIN DAYLIGHT TIME

To the Shareholders of PNM RESOURCES, INC.

Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic and in accordance with Executive Order 2020-024 issued by the Governor of the State of New Mexico and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of PNM Resources, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020 at 9:00 a.m. Mountain Daylight Time. However, the Annual Meeting will now be held only through a remote communication in a virtual meeting format and will not be held at a physical location. Therefore, you will not be able to attend the Annual Meeting in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 23, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted electronically to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PNM2020, and enter the 16-digit control number found on your proxy card, your voting instruction form or the notice you previously received. We encourage you to access the Annual Meeting prior to its start time. You will have the opportunity to vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting. You will also be provided an opportunity to ask questions of the Board of Directors and management by following the instructions available on the meeting website during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Whether or not you plan to participate electronically in the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. You will not receive a new proxy card reflecting the change to a virtual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.

By Order of the Board of Directors,

Patricia K. Collawn
Chairman, President and
Chief Executive Officer
April 14, 2020

The Annual Meeting on May 12, 2020 at 9:00 a.m. Mountain Daylight Time will be available remotely at www.virtualshareholdermeeting.com/PNM2020. The proxy statement and Annual Report are available on the Investor Relations section of the Company’s website, www.pnmresources.com/asm/annual-proxy.cfm. Additionally, you may access the Company’s proxy materials at www.proxyvote.com.